Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Third-Quarter 2021

Financial and Operational Results

Key Takeaways

•	Reported production of 389,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 336,000 BOE per day;

•	Generated net cash from operating activities of $771 million and adjusted EBITDAX of $1.16 billion;

•	Committing to return a minimum of 60% of Free Cash Flow to shareholders through dividends and stock repurchases;

•	Increasing annualized dividend from $0.25 to $0.50 per share; repurchased 14.7 million shares in October;

•	Completed $1.7 billion bond tender in August, significantly strengthening the balance sheet; and

•	Ended routine flaring onshore U.S., achieving goal three months ahead of schedule.

HOUSTON, Nov. 3, 2021 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the third-quarter 2021.

APA reported a loss of $113 million, or $0.30 per diluted common share. When adjusted for items that impact the comparability of results, predominately a $446 million undiscounted net contingency recognized for asset retirement obligations associated with previously divested Gulf of Mexico properties, APA’s third-quarter earnings were $372 million, or $0.98 per diluted share. Net cash provided by operating activities was $771 million, and adjusted EBITDAX was $1.16 billion, making it the strongest quarterly performance of the year. The company anticipates the fourth quarter will be even stronger.

“APA delivered another excellent quarter, driven by strong U.S. well performance, continued capital and cost discipline, and better-than-expected commodity prices,” said John J. Christmann IV, APA’s CEO and president. “We generated $1.3 billion of Free Cash Flow in the first three quarters of 2021, and, at current strip pricing, we anticipate approximately $2 billion for the full-year. With the substantial strengthening of our balance sheet, a streamlined and more profitable enterprise and a planned capital program that will sustain or slightly grow production for the long term, we are committing to returning a minimum of 60% of our Free Cash Flow to shareholders. This began with the repurchase of 14.7 million shares in the month of October and today’s announced increase in our annual dividend to $0.50 per share, and we intend to continue these returns of capital to shareholders this quarter and into 2022.”

APA CORPORATION ANNOUNCES THIRD-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 5

Third-Quarter Summary

Third-quarter reported production was 389,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 336,000 BOE per day. U.S. production was 237,000 BOE per day and international adjusted volumes were 99,000 BOE per day. APA’s third-quarter upstream capital investment was $228 million.

Production in the Southern Midland Basin and in Alpine High exceeded expectations during the quarter and the company recently added a third U.S. rig in its Austin Chalk play. Gross volumes in Egypt and the North Sea bottomed in the third quarter and have begun to move higher in the fourth quarter. In Egypt, the company has increased its rig count to 11 in anticipation of final approvals on modernized PSC terms before year end. In Block 58 Offshore Suriname, flow testing at Sapakara South and exploration work at Bonboni are continuing. Data collected from these operations will inform next steps in the exploration and appraisal program for the block.

Balance Sheet Progress and Share Repurchase Program

In August, the company significantly reduced its outstanding term debt through a $1.7 billion upsized bond tender, which was funded by cash on hand and borrowings from its revolving credit facility. At the end of the third quarter, APA’s total debt, excluding Altus Midstream, was $6.75 billion, and cash and cash equivalents were $268 million.

APA repurchased approximately 14.7 million shares in October under an existing authorization of 40 million shares. The company’s board of directors increased that authorization by an additional 40 million shares, bringing the total to 80 million shares, with approximately 65 million remaining at the end of October. In the fourth quarter, the company expects to return more than 60% of Free Cash Flow to shareholders.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

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ESG Progress

On Sept. 30, the company ended routine flaring in onshore U.S. operations. Through the end of the third quarter, flaring intensity in the U.S. onshore was 0.38%, significantly below the 2021 target of less than 1%.

The company published its 2021 Sustainability Report in October, which has a more in-depth look at ESG philosophy, performance, initiatives and success stories.

Conference Call

APA will host a conference call to discuss its third-quarter 2021 results at 10 a.m. Central time, Thursday, Nov. 4. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Nov. 4. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 7990266. Sign up for email alerts to be reminded of the webcast at investor.apacorp.com/alerts/email-alerts-subscription.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and gas in the United States, Egypt and the United Kingdom and that explore for oil and gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Specific information concerning Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

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Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Apache Corporation’s Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any

APA CORPORATION ANNOUNCES THIRD-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 5

forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache Corporation’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:   (281) 302-2286  Gary Clark

Media:     (713) 296-7276  Phil West

Website:    www.apacorp.com

APA-F

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,182	$785	$3,314	$2,330
Natural gas revenues	293	164	831	417
Natural gas liquids revenues	210	97	485	232

	1,685	1,046	4,630	2,979
Purchased oil and gas sales	374	74	1,056	237

Total revenues	2,059	1,120	5,686	3,216
Derivative instrument gain (loss), net	—	16	45	(262)
Gain (loss) on divestitures, net	(2)	(1)	65	24
Loss on previously sold Gulf of Mexico properties	(446)	—	(446)	—
Other, net	40	9	175	41

	1,651	1,144	5,525	3,019

OPERATING EXPENSES:
Lease operating expenses	316	259	891	858
Gathering, processing, and transmission	68	63	187	206
Purchased oil and gas costs	396	75	1,152	207
Taxes other than income	54	34	149	90
Exploration	34	58	109	187
General and administrative	70	52	239	214
Transaction, reorganization, and separation	4	7	8	44
Depreciation, depletion, and amortization:
Oil and gas property and equipment	306	366	940	1,284
Other assets	29	32	88	98
Asset retirement obligation accretion	29	27	85	81
Impairments	18	—	18	4,492
Financing costs, net	205	99	422	168

	1,529	1,072	4,288	7,929

NET INCOME (LOSS) BEFORE INCOME TAXES	122	72	1,237	(4,910)
Current income tax provision	183	58	463	120
Deferred income tax benefit	(31)	(27)	(54)	(71)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	(30)	41	828	(4,959)
Net income (loss) attributable to noncontrolling interest—Egypt	49	24	132	(138)
Net income (loss) attributable to noncontrolling interest—Altus	4	2	32	(7)
Net income attributable to Altus Preferred Unit limited partners	30	19	73	56

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(113)	$(4)	$591	$(4,870)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.30)	$(0.01)	$1.56	$(12.89)
Diluted	$(0.30)	$(0.02)	$1.53	$(12.89)
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	379	378	378	378
Diluted	379	378	379	378
DIVIDENDS DECLARED PER COMMON SHARE	$0.0625	$0.025	$0.1125	$0.075

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September, 2021	June, 2021	September, 2020	3Q21 to 2Q21	3Q21 to 3Q20	September, 2021	September, 2020
OIL VOLUME - Barrels per day
United States	75,526	82,852	83,178	-9%	-9%	75,384	93,051
Egypt (1, 2)	69,830	71,182	79,194	-2%	-12%	71,052	77,410
North Sea	33,783	31,992	48,755	6%	-31%	36,398	50,339

International (1)	103,613	103,174	127,949	0%	-19%	107,450	127,749

Total (1)	179,139	186,026	211,127	-4%	-15%	182,834	220,800

NATURAL GAS VOLUME - Mcf per day
United States	546,058	541,088	597,686	1%	-9%	531,695	571,325
Egypt (1, 2)	243,294	256,262	286,744	-5%	-15%	259,108	273,676
North Sea	33,752	36,769	53,137	-8%	-36%	40,061	57,659

International (1)	277,046	293,031	339,881	-5%	-18%	299,169	331,335

Total (1)	823,104	834,119	937,567	-1%	-12%	830,864	902,660

NGL VOLUME - Barrels per day
United States	70,962	68,492	75,266	4%	-6%	65,805	75,468
Egypt (1, 2)	496	553	611	-10%	-19%	544	812
North Sea	1,200	1,095	1,976	10%	-39%	1,220	1,948

International (1)	1,696	1,648	2,587	3%	-34%	1,764	2,760

Total (1)	72,658	70,140	77,853	4%	-7%	67,569	78,228

BOE per day
United States	237,498	241,525	258,058	-2%	-8%	229,805	263,740
Egypt (1, 2)	110,875	114,445	127,595	-3%	-13%	114,780	123,834
North Sea	40,608	39,216	59,588	4%	-32%	44,295	61,897

International (1)	151,483	153,661	187,183	-1%	-19%	159,075	185,731

Total (1)	388,981	395,186	445,241	-2%	-13%	388,880	449,471

Total excluding noncontrolling interests	351,955	356,981	402,615	-1%	-13%	350,556	408,080

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	23,309	23,759	26,459			23,716	25,891
Gas (Mcf/d)	81,309	85,574	95,776			86,564	91,374
NGL (b/d)	165	184	204			181	271
BOE per day	37,026	38,205	42,626	-3%	-13%	38,324	41,391
(2) Egypt Gross Production
Oil (b/d)	134,128	135,494	159,941			134,976	171,778
Gas (Mcf/d)	564,354	578,380	649,566			581,859	648,995
NGL (b/d)	776	866	1,175			846	1,534
BOE per day	228,963	232,757	269,377	-2%	-15%	232,799	281,478

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q21 to	3Q21 to	September 30,	September 30,
	2021	2021	2020	2Q21	3Q20	2021	2020
OIL VOLUME - Barrels per day
United States	75,526	82,852	83,178	-9%	-9%	75,384	93,051
Egypt	35,450	36,753	46,198	-4%	-23%	36,402	48,378
North Sea	33,783	31,992	48,755	6%	-31%	36,398	50,339

International	69,233	68,745	94,953	1%	-27%	72,800	98,717

Total	144,759	151,597	178,131	-5%	-19%	148,184	191,768

NATURAL GAS VOLUME - Mcf per day
United States	546,058	541,088	597,686	1%	-9%	531,695	571,325
Egypt	133,750	144,712	175,667	-8%	-24%	143,775	174,534
North Sea	33,752	36,769	53,137	-8%	-36%	40,061	57,659

International	167,502	181,481	228,804	-8%	-27%	183,836	232,193

Total	713,560	722,569	826,490	-1%	-14%	715,531	803,518

NGL VOLUME - Barrels per day
United States	70,962	68,492	75,266	4%	-6%	65,805	75,468
Egypt	260	300	407	-13%	-36%	290	541
North Sea	1,200	1,095	1,976	10%	-39%	1,220	1,948

International	1,460	1,395	2,383	5%	-39%	1,510	2,489

Total	72,422	69,887	77,649	4%	-7%	67,315	77,957

BOE per day
United States	237,498	241,525	258,058	-2%	-8%	229,805	263,740
Egypt	58,002	61,172	75,883	-5%	-24%	60,655	78,008
North Sea	40,608	39,216	59,588	4%	-32%	44,295	61,897

International	98,610	100,388	135,471	-2%	-27%	104,950	139,905

Total	336,108	341,913	393,529	-2%	-15%	334,755	403,645

APA CORPORATION PRICE INFORMATION
	For the Quarter Ended			For the Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
AVERAGE OIL PRICE PER BARREL
United States	$69.69	$65.32	$39.60	$64.38	$36.45
Egypt	72.37	66.70	41.51	66.97	38.79
North Sea	74.94	68.34	42.10	66.93	41.99
International	73.20	67.24	41.73	66.96	40.05
Total	71.72	66.40	40.88	65.90	38.53
AVERAGE NATURAL GAS PRICE PER MCF
United States	$3.75	$2.73	$1.40	$3.67	$1.08
Egypt	2.82	2.80	2.82	2.80	2.79
North Sea	13.40	8.10	2.58	9.13	2.46
International	4.11	3.46	2.78	3.65	2.73
Total	3.87	2.99	1.90	3.66	1.69
AVERAGE NGL PRICE PER BARREL
United States	$30.85	$22.72	$13.06	$25.75	$10.20
Egypt	52.02	38.10	25.88	44.73	26.24
North Sea	56.64	38.79	27.08	48.32	28.54
International	55.29	38.56	26.80	47.22	27.86
Total	31.42	23.10	13.51	26.32	10.83

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Unproved leasehold impairments	$5	$36	$26	$86
Dry hole expense	16	5	41	52
Geological and geophysical expense	4	7	14	14
Exploration overhead and other	9	10	28	35

	$34	$58	$109	$187

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$771	$304	$2,411	$890

Additions to upstream oil and gas property	(235)	(237)	(796)	(1,078)
Additions to Altus gathering, processing, and transmission facilities	(1)	(2)	(2)	(27)
Contributions to Altus equity method interests	(3)	(132)	(27)	(286)
Proceeds from sale of oil and gas properties	58	6	239	132
Other, net	32	6	44	(17)

Net cash used in investing activities	$(149)	$(359)	$(542)	$(1,276)

Apache debt borrowings and payments, net	(1,335)	44	(1,505)	345
Altus credit facility borrowings	—	87	33	184
Distributions to noncontrolling interest - Egypt	(143)	(21)	(203)	(61)
Distributions to Altus Preferred Unit limited partners	(11)	(11)	(34)	(11)
Dividends paid to APA common stockholders	(9)	(9)	(28)	(113)
Other	4	(8)	(17)	(43)

Net cash provided by (used in) financing activities	$(1,494)	$82	$(1,754)	$301

SUMMARY BALANCE SHEET INFORMATION

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$377	$262
Other current assets	1,804	1,584
Property and equipment, net	8,336	8,819
Long-term offshore decommissioning security	740	—
Other assets	2,053	2,081

Total assets	$13,310	$12,746

Current debt - Apache *	$215	$2
Current liabilities	1,624	1,306
Long-term debt - Apache *	6,536	8,146
Long-term debt - Altus	657	624
Non-current offshore decommissioning contingency	1,186	—
Deferred credits and other noncurrent liabilities	2,607	2,705
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	635	608
APA shareholders’ deficit	(1,095)	(1,639)
Noncontrolling interest - Egypt	854	925
Noncontrolling interest - Altus	91	69

Total Liabilities and equity	$13,310	$12,746

Common shares outstanding at end of period	378	377

*	Excludes Altus

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$—	$3	$7
Unproved	3	—	6	3
Exploration and development	270	188	858	944

Total Costs incurred in oil and gas property	$273	$188	$867	$954

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$273	$188	$867	$954
Asset retirement obligations settled vs. incurred - oil and gas property	9	4	17	17
Capitalized interest	(2)	(1)	(6)	(1)
Exploration seismic and administration costs	(13)	(17)	(42)	(49)

Upstream capital investment including noncontrolling interest - Egypt	$267	$174	$836	$921
Less noncontrolling interest - Egypt	(39)	(33)	(108)	(122)

Total Upstream capital investment	$228	$141	$728	$799

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$771	$304	$2,411	$890
Changes in operating assets and liabilities	95	97	58	184

Cash flows from operations before changes in operating assets and liabilities	$866	$401	$2,469	$1,074
Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	(53)	(46)	(148)	(122)
Upstream capital investment including noncontrolling interest - Egypt	(267)	(174)	(836)	(921)
Distributions to Sinopec noncontrolling interest	(143)	(21)	(203)	(61)

Upstream free cash flow	$403	$160	$1,282	$(30)
Cash dividends received from Altus Midstream	18	—	56	—

Free cash flow	$421	$160	$1,338	$(30)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net cash provided by operating activities	$771	$969	$304	$2,411	$890
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	13	17	17	42	49
Current income tax provision	183	131	58	463	120
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(8)	(6)	(31)	6	(45)
Changes in operating assets and liabilities	95	(212)	97	58	184
Financing costs, net	100	108	111	318	320
Transaction, reorganization & separation costs	4	4	7	8	44

Adjusted EBITDAX (Non-GAAP)	$1,158	$1,011	$563	$3,306	$1,562

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	September 30, 2021			December 31, 2020
	APA Upstream	Altus Midstream	APA Consolidated	APA Upstream	Altus Midstream	APA Consolidated
Current debt - Apache	$215	$—	$215	$2	$—	$2
Long-term debt - Apache	6,536	—	6,536	8,146	—	8,146
Long-term debt - Altus	—	657	657	—	624	624

Total debt	6,751	657	7,408	8,148	624	8,772
Cash and cash equivalents	268	109	377	238	24	262

Net debt	$6,483	$548	$7,031	$7,910	$600	$8,510

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended September 30, 2021				For the Quarter Ended September 30, 2020
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS

Net income (loss) including noncontrolling interests (GAAP)	$122	$(152)	$(30)	$(0.08)	$72	$(31)	$41	$0.11
Income attributable to noncontrolling interests	94	(41)	53	0.14	41	(15)	26	0.07
Income attributable to Altus preferred unit limited partner	30	—	30	0.08	19	—	19	0.05

Net loss attributable to common stock—Basic	(2)	(111)	(113)	(0.30)	12	(16)	(4)	(0.01)
Effect of dilutive securities **	—	—	—	—	(4)	—	(4)	(0.01)

Net loss attributable to common stock	(2)	(111)	(113)	(0.30)	8	(16)	(8)	(0.02)
Adjustments: *
Asset and unproved leasehold impairments	23	(8)	15	0.04	36	(7)	29	0.08
Noncontrolling interest & tax barrel impact on Egypt adjustments	(1)	—	(1)	—	(1)	—	(1)	—
Valuation allowance and other tax adjustments	—	60	60	0.16	—	—	—	—
(Gain)/loss on extinguishment of debt	105	(22)	83	0.22	(12)	3	(9)	(0.03)
Unrealized derivative instrument gain	(37)	8	(29)	(0.08)	(99)	21	(78)	(0.20)
Noncontrolling interest on Altus preferred units embedded derivative	1	—	1	—	(1)	—	(1)	—
Loss on previously sold Gulf of Mexico properties	446	(94)	352	0.93	—	—	—	—
Effect of dilutive securities **	—	—	—	—	4	—	4	0.01
Transaction, reorganization & separation costs	4	(1)	3	0.01	7	(1)	6	0.01
Loss on divestitures, net	2	(1)	1	—	1	—	1	—
Drilling contract termination charges and other	—	—	—	—	3	(1)	2	—

Adjusted earnings (Non-GAAP)	$541	$(169)	$372	$0.98	$(54)	$(1)	$(55)	$(0.15)

	For the Nine Months Ended September 30, 2021				For the Nine Months Ended September 30, 2020
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS

Net income (loss) including noncontrolling interests (GAAP)	$1,237	$(409)	$828	$2.18	$(4,910)	$(49)	$(4,959)	$(13.12)
Income (loss) attributable to noncontrolling interests	277	(113)	164	0.43	(120)	(25)	(145)	(0.38)
Income attributable to Altus preferred unit limited partner	73	—	73	0.19	56	—	56	0.15

Net income (loss) attributable to common stock—Basic	887	(296)	591	1.56	(4,846)	(24)	(4,870)	(12.89)
Effect of dilutive securities **	(10)	—	(10)	(0.03)	—	—	—	—

Net income (loss) attributable to common stock	877	(296)	581	1.53	(4,846)	(24)	(4,870)	(12.89)
Adjustments: *
Asset and unproved leasehold impairments	44	(12)	32	0.09	4,578	(851)	3,727	9.87
Noncontrolling interest & tax barrel impact on Egypt adjustments	(2)	—	(2)	(0.01)	(171)	(7)	(178)	(0.47)
Valuation allowance and other tax adjustments	—	(43)	(43)	(0.11)	—	932	932	2.46
(Gain)/loss on extinguishment of debt	104	(22)	82	0.22	(152)	32	(120)	(0.32)
Unrealized derivative instrument loss	18	(3)	15	0.04	142	(30)	112	0.30
Noncontrolling interest on Altus preferred units embedded derivative	4	(1)	3	0.01	(16)	4	(12)	(0.03)
Loss on previously sold Gulf of Mexico properties	446	(94)	352	0.93	—	—	—	—
Effect of dilutive securities **	10	—	10	0.03	—	—	—	—
Transaction, reorganization & separation costs	8	(2)	6	0.02	44	(10)	34	0.09
Gain on divestitures, net	(65)	14	(51)	(0.14)	(24)	8	(16)	(0.04)
Drilling contract termination charges and other	(1)	—	(1)	(0.01)	6	(2)	4	0.01

Adjusted Earnings (Non-GAAP)	$1,443	$(459)	$984	$2.60	$(439)	$52	$(387)	$(1.02)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the third quarter 2021 and nine-months ended 2020.